Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Piper Jaffray Companies (the Company) of our reports dated February 25, 2005, with respect to the consolidated financial statements of the Company, the Company’s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included in the 2004 Annual Report to Shareholders of the Company.

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-111665) of the Company dated December 31, 2003,

(2) Registration Statement (Form S-8 No. 333-112384) of the Company dated January 30, 2004, and

(3) Registration Statement (Form S-8 No. 333-122494) of the Company dated January 31, 2005;

of our reports dated February 25, 2005, with respect to the consolidated financial statements of the Company, the Company’s management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, incorporated herein by reference, and our report dated February 25, 2005 with respect to the financial statement schedule of the Company included in item 15(a) of this Form 10-K.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 3, 2005